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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002 (except Note 17, as to which the date is August 5, 2002) in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-83602) and related Prospectus of LipoScience, Inc.

                                                           Ernst & Young LLP

Raleigh, North Carolina

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 17 to the financial statements.


                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
September 16, 2002